Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-142007, 333-168946, 333-189095 and 333-202176) and in the Registration Statements on Form S-3 (Nos. 333-189425 and 333-192178) of T-Mobile US, Inc. of our report dated February 17, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
February 17, 2016